Registration No. 333-13784

As filed with the Securities and Exchange Commission on May 15, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

ELBIT SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Advanced Technology Center
P.O. Box 539
Haifa 31053 Israel	31053
(Address of Principal Executive Offices)	(Zip Code)
________________

POST MERGER KEY EMPLOYEE STOCK OPTION PLAN
(Full title of the plan)
________________

Elbit Systems of America, LLC
4700 Marine Creek Parkway
Fort Worth, Texas 76179
(Name and address of agent for service)
________________

(817) 234-6600
(Telephone number, including area code, of agent for service)
________________

Copies to:

Timothy I. Kahler, Esq.
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Elbit Systems Ltd. (the “Registrant”) hereby amends its registration statement on Form S-8 (Registration No. 333-13784) (the “Registration Statement”) by filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the Post Merger Key Employee Stock Option Plan (the “Plan”).  The Plan has expired by its terms and all stock options and other awards granted thereunder or governed thereby have been exercised or have expired unexercised.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haifa, Israel on this 14th day of May 2012.

ELBIT SYSTEMS LTD.

By:	/s/ Joseph Ackerman
Name: Joseph Ackerman
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael Federmann
Michael Federmann	Chairman of the Board of Directors	May 14, 2012

/s/ Joseph Ackerman
Joseph Ackerman	President, Chief Executive Officer (Principal Executive Officer)	May 14, 2012

/s/ Joseph Gaspar	Chief Financial Officer
Joseph Gaspar	(Principal Financial Officer and Principal Accounting Officer)	May 14, 2012

/s/ Moshe Arad
Moshe Arad	Director	May 14, 2012

/s/ Avraham Asheri
Avraham Asheri	Director	May 14, 2012

/s/ Rina Baum
Rina Baum	Director	May 14, 2012

/s/ David Federmann
David Federmann	Director	May 14, 2012

/s/ Yehoshua Gleitman
Yehoshua Gleitman	Director	May 14, 2012

/s/ Yigal Ne’eman
Yigal Ne’eman	Director	May 14, 2012

/s/ Dov Ninveh
Dov Ninveh	Director	May 14, 2012

/s/ Dalia Rabin
Dalia Rabin	Director	May 14, 2012

/s/ Raanan Horowitz	President, Elbit Systems of America, LLC,
Raanan Horowitz	Authorized Representative in the United States	May 14, 2012